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     As filed with the Securities and Exchange Commission on January 9, 2004

                                                  Registration Number 333-105811
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------


                      ATLAS AMERICA PUBLIC #12-2003 PROGRAM
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                      ------------------------------------

                                      1311
            (Primary Standard Industrial Classification Code Number)
                      ------------------------------------

                                 Not Applicable
                      (IRS Employer Identification Number)
                      ------------------------------------

                                 311 Rouser Road
                        Moon Township, Pennsylvania 15108
                                 (412) 262-2830
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                      ------------------------------------

    Jack L. Hollander, Senior Vice President - Direct Participation Programs
                              Atlas Resources, Inc.
               311 Rouser Road, Moon Township, Pennsylvania 15108
                                 (412) 262-2830
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                      ------------------------------------

                                 With a Copy to:
                          Wallace W. Kunzman, Jr., Esq.
                            Kunzman & Bollinger, Inc.
                                5100 N. Brookline
                                    Suite 600
                          Oklahoma City, Oklahoma 73112
                      ------------------------------------

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                                 DEREGISTRATION


The undersigned hereby removes from registration 3,267.235 Investor General Partner Units ("Investor General Partner Units" means the investor general partner interests offered to Participants in the Program), and 208.75 Limited Partner Units ("Limited Partner Units" means up to 375 limited partner interests offered to Participants in the Program and up to 7,125 limited partner units into which the investor general partners automatically would have been converted by the managing general partner with no additional price paid by the investor) of the Registrant which remained unsold at the termination on December 31, 2003 of the offering of Atlas America Public #12-2003 Limited Partnership, the first in a series of up to three limited partnerships in Atlas America Public #12-2003 Program. Upon the deregistration of the unsold Units as set forth above, the Program will be terminated and additional Investor General Partner Units and Limited Partner Units will not be offered in the last two limited partnerships in the Program.



                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 9th day of January, 2004.


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
                                                                ATLAS AMERICA PUBLIC #12-2003 PROGRAM
                                                                 (Registrant)

                                                                By:    Atlas Resources, Inc.,
                                                                       Managing General Partner


                                                                By:    /s/ Jack Hollander
Jack L. Hollander, pursuant                                            -------------------------------------------------
to the Registration Statement, has                                     Jack L. Hollander, Senior Vice President -
been granted Power of Attorney and is                                  Direct Participation Programs
signing on behalf of the names shown
below, in the capacities indicated.

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In accordance with the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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

Signature                         Title                                                                            Date
---------                         -----                                                                            ----

Freddie M. Kotek          President, Chief Executive Officer and Chairman of the Board of Directors           January 9, 2004
Frank P. Carolas          Executive Vice President - Land and Geology and a Director                          January 9, 2004
Jeffrey C. Simmons        Executive Vice President - Operations and a Director                                January 9, 2004
Nancy J. McGurk           Senior Vice President, Chief Financial Officer and Chief Accounting Officer         January 9, 2004


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